UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2015, TransDigm announced the retirement of Gregory Rufus, Executive Vice President and Chief Financial Officer, effective in the fourth quarter of calendar 2016. Pending his retirement, Mr. Rufus’s title will be Senior Executive Vice President and he will assist in the transition of a new Chief Financial Officer and work with the Company’s Chief Executive Officer to assist in managing TransDigm’s continued growth, talent development and various strategic projects.

In connection with Mr. Rufus’s planned retirement, TransDigm announced the hiring of Terry Paradie, age 47, as Executive Vice President and Chief Financial Officer of the Company. Mr. Paradie will commence employment around April 15, 2015. Mr. Paradie was most recently the Executive Vice President and Chief Financial Officer of Cliffs Natural Resources Inc. (NYSE: CLF). Mr. Paradie has been with Cliffs since 2007. His prior responsibilities at Cliffs included Senior Vice President/Corporate Controller and operating responsibility for two domestic iron ore mines. Prior to his tenure at Cliffs, Mr. Paradie was a partner at KPMG LLP.

The Company expects to enter into a five-year employment agreement with Mr. Paradie on terms similar to those of other executive officers of the Company. The following material terms have already been agreed to between the Company and Mr. Paradie and will be included in Mr. Paradie’s employment agreement. Mr. Paradie’s annual base salary is $480,000. In addition, Mr. Paradie is entitled to participate in the Company’s annual cash bonus plan with a target bonus of 65% of his base salary, stock option plan and the other employee benefit plans, programs and arrangements that the Company may maintain from time to time for its senior officers. Mr. Paradie will receive a grant of stock options of approximately 112,000 when the Compensation Committee grants options to other employees this month. Mr. Paradie will be required to hold stock or vested in-the-money options, with a value of at least $2,000,000, at least half of which must be held in stock. Mr. Paradie will also receive a grant of 4,700 shares of restricted stock that will vest evenly over three years in April of each year.

Item 7.01 Regulation FD Disclosure.

On April 2, 2015, the Company issued a press release announcing the retirement of Gregory Rufus as Chief Financial Officer of the Company planned for the fourth calendar quarter of 2016 and naming Mr. Terrance Paradie as Executive Vice President and Chief Financial Officer. A copy of the press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated April 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President, Chief Financial Officer and Secretary

Date: April 2, 2015